AGREEMENT


     This Agreement ("Agreement"), dated as of March 23, 1999, is made among El Dorado Nitrogen Company, an Oklahoma corporation with an office and principal place of business in Oklahoma City, Oklahoma ("El Dorado Nitrogen"), El Dorado Chemical Company, an Oklahoma corporation with an office and principal place of business in Oklahoma City, Oklahoma ("El Dorado Chemical"), Bayer Corporation, an Indiana corporation with an office and principal place of business in Pittsburgh, Pennsylvania ("Bayer"), ICF Kaiser Engineers, Inc., an Ohio corporation with an office and principal place of business in Fairfax, Virginia ("Kaiser"), ICF Kaiser International, Inc., a Delaware corporation with an office and principal place of business in Fairfax, Virginia ("Kaiser International"), and Acstar Insurance Company, a Connecticut corporation with an office and principal place of business in New Britain, Connecticut ("Acstar").

                          WITNESSETH:

     WHEREAS, on August 26, 1997, El Dorado Nitrogen, Kaiser, and Kaiser International, as guarantor of the performance of Kaiser, entered into a contract, as amended, amended and restated, supplemented or otherwise modified (the "Contract"), for the design and construction of a certain nitric acid plant with a production capacity of 1,265 short tons per day and all necessary ancillary work and connections, located in Baytown, Texas, all as more particularly described in said Contract (the "Project");

     WHEREAS, El Dorado Nitrogen, as set out in the Contract, acts as the duly authorized construction agent of the Project's owner, First Security Bank, National Association, as trustee;

     WHEREAS, on September 10, 1997, Acstar, as surety, issued for said Project a certain performance and payment bond (No.
7362) with Kaiser as the principal, and El Dorado Nitrogen and Bayer as the dual obligees (the "Bond");

     WHEREAS, in connection with the issuance of the Bond Kaiser executed and delivered to Acstar an indemnification agreement
(the "Indemnification Agreement");

     WHEREAS, Kaiser failed to complete the Project in the time specified in the Contract;

     WHEREAS, Kaiser, during the course of performance, failed to make certain payments due certain subcontractors for labor and materials provided to the Project;

     WHEREAS, certain subcontractors or suppliers to Kaiser on said Project have made claims, or have threatened to make claims, or may in the future make claims, against the Bond for alleged non-payment of labor and materials provided on the Project, which claims (so far as they relate to the time period prior to February 1, 1999) are set forth and described in Schedules A, B and C attached hereto (the "Subcontractor Claims") and subcontractors or suppliers making such claims are herein referred to as the "Subcontractors";

     WHEREAS, on or about January 29, 1999, El Dorado Nitrogen issued a Notice of Default (the "Notice of Default") to Kaiser, demanding that Kaiser cure certain Events of Default alleged therein within ten (10) days or suffer a default termination;

     WHEREAS, the Notice of Default was sent by El Dorado
Nitrogen to Acstar;

     WHEREAS, Kaiser disputed certain allegations made by El
Dorado Nitrogen in the Notice of Default; and

     WHEREAS, since January 29, 1999, the parties hereto have been engaged in continuous discussions and other efforts to resolve their disputes and disagreements;

     NOW, THEREFORE, for good and valuable consideration and in consideration of the mutual covenants contained herein, and intending to be legally bound, the parties agree and covenant as follows:

     1. Acstar hereby waives and releases any and all rights it has to conduct an investigation to determine what defenses it has under the Bond and to assert any such defenses.

     2. Acstar, Kaiser and Kaiser International hereby waive and release any and all rights or claims they have to any unpaid Contract funds , whether deemed unearned Contract balance or earned retainage (the "Contract Funds"). Said Contract Funds shall be expended by El Dorado Nitrogen for the completion of the Project.

     3. Kaiser represents and warrants to El Dorado Nitrogen, El Dorado Chemical and Bayer that Schedules A, B and C comprise a complete listing of Subcontractors and Subcontractor Claims and cumulatively represent a complete listing of all amounts due and owing through January 31, 1999 on the Project. Schedules A, B and C are in all respects true and accurate to the best of Kaiser's knowledge, after due inquiry, and represent invoices (other than a claim of Shaw in the amount of $1,335,997 million (the "Disputed Amount"), which amount is being deposited in an escrow account pursuant to paragraph 5 hereof) that are due and owing through January 31, 1999 to the indicated Subcontractor.

     4. On a date no more than ten (10) business days after the date hereof, Acstar agrees to pay to the Subcontractors listed in Schedule B an amount equal to $11,564,003. The actual date of such $11,564,003 payment and the deposit by Acstar of the $1,335,997 into the escrow account pursuant to paragraph 5 hereof is herein referred to as the "Effective Date." Prior to or contemporaneously with the payments set forth on Schedule B, Kaiser, Acstar, Bayer and El Dorado Nitrogen shall receive from each such Subcontractor, as a condition of the payments set forth on Schedule B, a full release of claims and liens for all work performed prior to February 1, 1999, and a written acknowledgement and waiver that such payment constitutes payment of all amounts due to such Subcontractors for work performed or materials provided prior to February 1, 1999. Acstar shall receive from each Subcontractor listed on Schedule B a complete and full release of any and all claims or rights such Subcontractor may have against Acstar under the Bond, with the exception of Shaw Constructors in the amount of $1.0 million, and with the exception of Insulations Inc., which will provide the same release upon receipt of the payment in paragraph 6.

     5. Also on a date no more than 10 business days after the date hereof, Acstar shall pay the Disputed Amount of $1,335,997 to Wilmington Trust Company, as Escrow Agent (the "Escrow Agent") for El Dorado Nitrogen, El Dorado Chemical and Bayer, to be held by it and distributed under and in accordance with the Escrow Agreement, in the form attached hereto as Exhibit A (the "Escrow Agreement"). Such payment to the Escrow Agent shall be final and, except as specifically provided below, neither Kaiser nor Acstar shall have any right or claim to recovery of any portion thereof, whether or not paid to Shaw under the terms of the Escrow Agreement. Kaiser and El Dorado Nitrogen shall cooperate in the performance by Kaiser of the third party audit of the invoices from Shaw Constructors. In the event that any portion of the Disputed Amount is not paid to Shaw Constructors (the "Recovery"), then Kaiser shall first receive reimbursement from the Recovery of the out of pocket audit fees actually incurred by Kaiser. After reimbursement of such audit fees, then the Recovery, up to the amount of $600,000, shall be used by El Dorado Nitrogen first for payment and satisfaction of its obligation under paragraph 7 to make the El Dorado Payment. In the event any funds remain in said Escrow Account after the full disbursement of the amounts set forth in the preceding sentence, then provided Kaiser has made the payments under paragraph 6, Kaiser may use any such remaining funds to pay for costs it incurred at the Project other than the $500,000 amount pursuant to paragraph 6 hereof.

     6. With respect to Subcontractor Claims, Kaiser and Kaiser International jointly and severally shall pay an amount equal to $500,000 (the "$500,000 Amount") in two (2) installments of $250,000 each. The first $250,000 installment shall be paid by Kaiser no later than April 1, 1999. The second $250,000 installment shall be paid by Kaiser no later than May 1, 1999. The payments of the $500,000 Amount shall be disbursed in accordance with Schedule C attached hereto. All parties shall receive, as a condition of the payments set forth on Schedule C, a full release of liens for all work performed prior to February 1, 1999, and a written acknowledgement and waiver that such payment constitutes full and final payment of all amounts due to such Subcontractors for work performed or materials provided prior to February 1, 1999. Acstar shall receive from each Subcontractor listed on Schedule C a complete and full release of any and all claims or rights such Subcontractor may have against Acstar under the Bond.

     7. Also, with respect to Subcontractor Claims, El Dorado Nitrogen shall pay to Subcontractors, for Subcontractor Claims only and in connection with this Agreement only, up to a maximum total amount of $600,000 (the "El Dorado Payment"), towards Subcontractor Claims set forth in Schedule A. Kaiser and Kaiser International jointly and severally shall pay all additional or other amounts necessary to make full payment and satisfy all amounts owed to any Subcontractors, material providers, consultants or other costs associated with the Project incurred prior to February 1, 1999. As a condition of such payments, Acstar, Kaiser, Bayer and El Dorado Nitrogen shall receive a release of claims and liens for all work performed prior to February 1, 1999 and a written acknowledgement and waiver that such payment constitutes full and final payment of all amounts due to such Subcontractors for work performed, or services provided, or materials provided prior to February 1, 1999. The party paying such Subcontractor listed on Schedule A shall use best efforts to obtain from such Subcontractor a complete and full release of any and all claims or rights such Subcontractor may have against Acstar under the Bond.

     8. If Kaiser and Kaiser International shall fail to pay the $500,000 Amount described in paragraph 6 above on the due date of each installment, on a date five (5) Business Days following the date on which the conditions set forth below have been satisfied, Acstar shall pay such amount to the Subcontractors in accordance with Schedule C. Acstar's obligations under this paragraph 8 shall be subject to (i) its prior full recovery of an amount equal to $12.9 million under the Indemnification Agreement, (ii) its determination, as evidenced by an opinion of its counsel, that it has a present and enforceable right to recover such $500,000 and its ability to obtain full satisfaction of said right, under the Indemnification Agreement. Amounts paid by Acstar under this paragraph 8 shall be distributed as though paid by Kaiser under paragraph 6.

     9. El Dorado Nitrogen and El Dorado Chemical, jointly and severally, hereby agree to indemnify Acstar and hold it harmless from and against any and all Subcontractor Claims and any and all claims for labor or material provided by a Subcontractor or supplier to the Project, including all reasonable attorneys' fees and other costs of litigation incurred by Acstar in defending any such claims, except such fees and costs incurred prior to the Effective Date. The indemnification obligation hereunder is conditioned on Acstar providing written notice of any claim to El Dorado Nitrogen and El Dorado Chemical, within 15 business days for claims and within seven (7) business days for lawsuits, of

Acstar's receipt thereof.  Upon receipt thereof, El Dorado
Nitrogen and El Dorado Chemical shall provide a defense for Acstar against any such conforming claim.

     10.  On the Effective Date, the Notice of Default issued by
El Dorado Nitrogen against Kaiser shall be withdrawn without prejudice.

     11. Kaiser shall continue performance of the Contract as EPC Contractor in accordance with the terms and conditions of the Contract (except as expressly and specifically modified herein) and provide, at no cost to El Dorado Nitrogen or El Dorado Chemical, all the proper and appropriate supervisory personnel, including, without limitation, all technical and engineering personnel, all start-up and commissioning personnel, and such other personnel necessary to manage and direct its Subcontractors and perform all other necessary services to complete the Project, as provided in the Contract, except as modified with respect to Completion Dates by paragraph 13 hereof (the "Completion Effort").

     12. During said Completion Effort, El Dorado Nitrogen will be represented by its consultant, Benham Constructors, Inc. ("Benham"), and Kaiser shall cooperate with Benham in its participation in the Completion Effort. El Dorado Nitrogen shall pay and be solely responsible for any and all compensation and fees due Benham.

     13. On the Effective Date, (i) a new deadline of April 15, 1999 will apply to the Project for initial production of Nitric Acid, (ii) the Completion Date of the Project, as set forth in
Section 3 of the Contract, will be deemed to have been extended to May 1, 1999 (the "Extended Completion Dates"),and Final Completion and Final Acceptance, as set forth in Secion 4.7 of the Contract, shall occur no later than June 1, 1999. Except for initial production run testing and the performance test (as required in the Contract), El Dorado Nitrogen shall determine the operating rates and hours of operation of the Project. Kaiser

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
shall conduct the performance test (as required in the Contract) at the earliest possible time after April 15, 1999, but no later than May 15, 1999, but subject to El Dorado Nitrogen making the Project reasonably available to Kaiser to perform the performance tests and reasonably cooperating with Kaiser to facilitate the performance tests. Expressly contingent on Kaiser's satisfaction of those obligations set forth in paragraphs 6, 7, and 11 hereof, on the Effective Date, El Dorado Nitrogen hereby releases and waives any right it has to liquidated damages for accrued delays prior to April 15, 1999. If, however, either of the Extended Completion Dates is not achieved by Kaiser, as aforedescribed, then Kaiser and Kaiser International, jointly and severally, shall be liable to El Dorado Nitrogen for liquidated damages in the amount of Forty-Four Thousand Dollars ($44,000) per day for each day of the delay after April 15, 1999 or May 1, 1999, as the case may be, until the requirement for that date is met, but in no event shall the aggregate total of such liquidated damages exceed $44,000 per day.

     14. On the Effective Date, El Dorado Nitrogen and El Dorado Chemical, on the one hand, and Kaiser and Kaiser International on the other, hereby release each other from any and all claims, causes of action, debts, damages, and demands whatsoever, each ever had or now has against the other, or the other's parents, subsidiaries or affiliates, arising out of or relating to the liquidated damages under the Contract prior to April 15, 1999 or the failure of Kaiser or Kaiser International to complete the Contract or the Project prior to March 23, 1999, provided, however, that this release in no manner affects any obligation set forth in the Contract including, without limitation, all warranty obligations, design obligations and Project performance guarantees of Kaiser, Kaiser International or Kaiser's Subcontractors under the Contract (unless and solely to the extent such obligation is specifically and expressly modified by this Agreement) or any of the obligations set forth in this Agreement. The effectiveness of this release is subject to the

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
performance by El Dorado Nitrogen and El Dorado Chemical, on the one hand, and Kaiser and Kaiser International, on the other hand, of their respective obligations in this Agreement and in the Contract.

     15. Except as specifically and expressly modified in this Agreement, all obligations and responsibilities of the parties under the Contract remain unchanged and in full force and effect.

     16. Upon satisfaction of Acstar's obligations in paragraph 4 and paragraph 8 (if any shall arise), El Dorado Nitrogen and Bayer, as obligees under the Bond, and Kaiser as principal under the Bond, hereby release Acstar as surety under the Bond from any and all claims, causes of action, debts, damages and demands whatsoever any ever had, now has or may have against Acstar, its parents, subsidiaries or affiliates, arising out of or relating to the Bond on the Project in any way whatsoever from the beginning of the world to the date hereof.

     17. Kaiser shall provide to El Dorado Nitrogen on behalf of itself and its Subcontractors a complete set of documentation as required by the Contractincluding, but not limited to, all inspection reports, test reports, approvals and certifications of the work, in accordance with Exhibit B.

     18. This Agreement represents and contains the entire understanding of the parties and may not be amended except by a writing executed by all parties.

     19. Subject to paragraph 3 hereof, the parties acknowledge that Schedules A, B, and C may require adjustment in the event it is determined that the exact amounts due to Subcontractors differs from that set out in those schedules.

     20. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same Agreement.

     IN WITNESS WHEREOF, the parties have made and executed this Agreement on the date as first set forth above.

ATTEST:                            EL DORADO NITROGEN COMPANY

_________________________          By:  _________________________
                                        Its
_________________________               Duly Authorized

ATTEST:                            EL DORADO CHEMICAL COMPANY


__________________________         By:  _________________________
                                        Its
___________________________             Duly Authorized


ATTEST:                            BAYER CORPORATION


__________________________         By:  _________________________

                                        Its
__________________________              Duly Authorized


ATTEST:                            ICF KAISER ENGINEERS, INC.


_________________________          By:  _________________________

                                        Its
___________________________             Duly Authorized





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
ATTEST:                            ACSTAR INSURANCE COMPANY


__________________________         By:  _________________________

                                        Its
__________________________              Duly Authorized


ATTEST:                            ICF KAISER INTERNATIONAL ,
INC.


__________________________         By:  _________________________

                                        Its
________________________           Duly Authorized










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

                          SCHEDULE "A"
                           ____________


Contract/PO            Number         Payor              Value
___________            ______         _____              ______

Adrian                 3003           EDNC               $20,708.48
Cajun                  3004           EDNC                41,657.00
Cooper Heat            3019           EDNC                17,616.0
Epcon                  3103           EDNC               145,930.50
Grinnel                3015           EDNC                17,488.00
Tracer                 3016           EDNC               103,518.81
Pace                                  EDNC               100,000.00
Pipe Tech              3018           EDNC               114,671.74
Marley                 3005           EDNC                18,736.00
Phillips               3007           EDNC                18,501.22
League City            3011           KAISER               6,843.00
Plant Maint. Service   3105           KAISER               1,568.00
Misc. Equip.                          KAISER               7,061.00
Heat Exchangers                       KAISER               1,872.00
Filters                               KAISER               7,588.00
Pumps                                 KAISER               7,157.00
Electrical Equip.                     KAISER              17,684.00
Structural                            KAISER               3,487.00
Expansion Joints                      KAISER              14,865.00
Pipe/Fittings/Etc.                    KAISER              26,323.00
Pipe Supports                         KAISER               5,747.00

Start-Up Vendor PO's                  KAISER             102,092.00
                                                        ___________
       TOTAL                                            $801,114.80
                                                        ===========

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

                           SCHEDULE "B"
                            ____________



Contract/PO                        Number                        Value
___________                        ______                       _______

Shaw                                3009                     $11,624,600.93

ISC                                 3013                         896,920.33

Insulation Inc.                     3017                         378,478.74
                                                             ______________

       TOTAL                                                 $12,900,000.00
                                                             ==============





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

                          SCHEDULE "C"
                           ____________


Contract/PO                     Number                       Value
___________                     ______                       _____

                                                             April
                                                             _____

Insulation Inc.                  3017                     $212,812.19
Adrian                                                      37,187.81
                                                          ___________
         SUBTOTAL - APRIL                                 $250,000.00


                                                               May
                                                               ___

Adrian                           3003                    $250,000.00

          SUBTOTAL - MAY                                 $250,000.00
                                                         ___________
          TOTAL -- APRIL & MAY                           $500,000.00
                                                         ===========

                           EXHIBIT "A"
                         ESCROW AGREEMENT


     Escrow Agreement, dated as of March 23, 1999 (the "Escrow Agreement"), by and among El Dorado Nitrogen Company, an Oklahoma corporation ("EDNC"), as construction agent; El Dorado Chemical Company, an Oklahoma corporation ("EDCC"); and Bayer Corporation, an Indiana corporation ("Bayer"); and Wilmington Trust Company, as escrow agent (the "Escrow Agent").


                      PRELIMINARY STATEMENT

     WHEREAS, EDNC, EDCC, Bayer, ICF Kaiser Engineers, Inc., an Ohio corporation ("Kaiser"), ICF Kaiser International, Inc., a Delaware corporation ("Kaiser International"), and Acstar Insurance Company, a Connecticut corporation ("Acstar"), are parties to a certain Agreement dated as of March 23, 1999 (the "Global Agreement"), pursuant to which certain funds are to be held in escrow and disbursed in conformity with the terms hereof; and

     WHEREAS, the Escrow Agent is willing to act as escrow agent hereunder;

     NOW, THEREFORE, in consideration of the foregoing premises and the respective agreements of the parties hereinafter set forth, and intending to be legally bound, the parties hereto agree as follows:

                            ARTICLE I
                   APPOINTMENT OF ESCROW AGENT;
                     DEPOSIT OF ESCROW AMOUNT

     Section 1.1 Escrow Agent. The parties hereto hereby appoint Wilmington Trust Company, as escrow agent hereunder and Wilmington Trust Company hereby accepts such appointment and agrees to serve as escrow agent, establish the Escrow Account (as defined below) and to hold and dispose of the Escrow Amount (as defined below) exclusively in accordance with the terms of this Escrow Agreement.

     Section 1.2  Deposit of Escrow Amount.

          (a) Acstar shall deliver to the Escrow Agent immediately available funds in the amount of One Million Three Hundred Seventy-Four Thousand Six Hundred and 93/100 Dollars ($1,374,600.93) ("Escrow Amount") for deposit in trust account #48183-0 (the "Escrow Account") at Wilmington Trust Company, to be held in escrow and in trust by the Escrow Agent; and

          (b) The Escrow Agent will act as custodian of the Escrow Amount. The Escrow Agent will receive, hold, invest and release the Escrow Amount in accordance with the terms of this Escrow Agreement.

     Section 1.3  Investment of Escrow Amount.

          (a) Until such time as the entire Escrow Amount has been released pursuant to the terms hereof, the Escrow Agent shall invest the Escrow Amount in the Money Market Portfolio of the Rodney Square Fund, a mutual fund managed by Rodney Square Management Corporation, a subsidiary of Escrow Agent. The parties acknowledge that shares in this mutual fund are not obligations of Wilmington Trust Company, are not deposits and are not insured by the FDIC. Escrow Agent or its affiliate is compensated by the mutual fund for services rendered in its capacity as investment advisor, custodian and/or transfer agent, and such compensation is both described in detail in the prospectus for the fund under the heading "Management of the Fund", and is in addition to the compensation, if any, paid to Wilmington Trust Company in its capacity as Escrow Agent hereunder. The Escrow Agent shall have the power to sell or liquidate the foregoing investments whenever the Escrow Agent shall be required to distribute all or any portion of the Escrow Amount pursuant to Section 2.1 hereof.

          (b) Interest earned and credited on the Escrow Amount, less escrow fees payable under Section 3.7 hereof, shall be added to the principal deposited in the Escrow Account with the Escrow Agent hereunder and distributed in conformity with the provisions of Article II hereof. EDNC shall be liable for and pay all taxes due and payable on any interest earned and credited on the Escrow Amount. In connection with any investment of the Escrow Amount, EDNC shall provide the Escrow Agent with its taxpayer identification number.

          (c) The Escrow Agent shall not have any liability for any loss sustained as a result of any investment made in accordance with this Section 1.3 (including as a result of any liquidation of any such investment prior to its maturity), except as a result of the Escrow Agent's bad faith, gross negligence or willful misconduct.

     Section 1.4 Manner of Payment. The Escrow Agent shall release the Escrow Amount and any interest earned thereon in accordance with the provisions of this Section 1.4 and Article II hereof. Whenever the Escrow Agent shall be required by this Escrow Agreement to deliver any Escrow Amount in conformity with any disbursement request delivered by EDNC, EDCC and Bayer, the Escrow Agent shall make such payment as provided in Article II from any available Escrow Amount. All cash payments required to be made hereunder by the Escrow Agent from the Escrow Amount shall be made in United States Dollars by wire transfer or other immediately available funds to the account and payee designated by EDNC, EDCC and Bayer in the relevant Disbursement Request (defined below).

                            ARTICLE II
                     RELEASE OF ESCROW AMOUNT

     Subject to Section 3.1 hereof, the Escrow Agent shall release the Escrow Amount and any interest earned thereon only as follows:

     Section 2.1  Release of Escrow Amount.

     (a) Within seven (7) business days of the date hereof, Kaiser is required pursuant to the terms of that certain Agreement (the "Kaiser Agreement") of even date herewith between Kaiser and Shaw Constructors (a/k/a United Crafts, Inc., a Shaw Group Company) ("Shaw"), to commence an audit of certain outstanding invoices of Shaw related to the performance of work at the El Dorado Nitrogen nitric acid plant site in Baytown, Texas (the "Project') prior to January 30, 1999 (the "Audit"). Subject to Sections 2.1(b) and (c), following completion of the Audit, Kaiser is required pursuant to the Kaiser Agreement to notify EDNC in writing (a "Kaiser Disbursement Notice") that certain funds in the Escrow Account are to be released and paid to Shaw, if the results of the Audit indicate that amounts are undisputed and are due and payable to Shaw. Upon EDNC's receipt of a Kaiser Disbursement Notice indicating that any portion of the Escrow Funds is to be paid to Shaw, EDNC, EDCC and Bayer shall in writing promptly advise the Escrow Agent ("Escrow Release Notice") that the amount set forth in such Kaiser Disbursement Notice shall be paid to Shaw by the Escrow Agent by the second business day following receipt by the Escrow Agent of such Escrow Release Notice.

     (b) The Kaiser Agreement provides that in the event that amounts payable to Shaw remain in dispute after completion of the Audit, Kaiser and Shaw shall have thirty days to attempt to resolve such dispute, and if the dispute is resolved within such thirty day period, then the procedures described in clause (a) above following completion of the Audit shall apply.

     (c) The Kaiser Agreement provides that in the event that Kaiser and Shaw are unable to resolve their dispute within the thirty-day period described in clause (b) above, the dispute shall be submitted to binding arbitration, and upon receipt of a certified copy of the decision of the arbitrator(s), EDNC, EDCC and Bayer shall promptly provide the Escrow Agent with an Escrow Release Notice, directing the Escrow Agent to pay to Shaw on the second business day following receipt by the Escrow Agent of such Escrow Release Notice, the amount that the arbitrator(s) have awarded to Shaw, to the extent not in excess of the Escrow Amount.

     (d) Following resolution of the amounts in dispute between Kaiser and Shaw and payment to Shaw by the Escrow Agent pursuant to clause (a), (b) or (c) above, as applicable, the Escrow Agent shall distribute the remainder of the funds constituting the Escrow Amount to EDNC, and EDNC shall pay such funds to itself or Kaiser, as required pursuant to Section 5 of the Global Agreement. In addition, such distributions may be made to EDNC at any time prior to the resolution of the dispute between Kaiser and Shaw if EDNC directs the Escrow Agent to make such distributions pursuant to an Escrow Release Notice and certifies to the Escrow Agent in writing that Shaw has provided written consent to such release of funds to EDNC and that the results of the Audit provide that such distributions should be made to EDNC or Kaiser. EDNC shall immediately pay to Kaiser any portion of such distributions to which it is entitled in accordance with the results of the Audit.


                           ARTICLE III
               ESCROW AGENT; RIGHTS AND OBLIGATIONS

     Section 3.1 Resignation. Except as otherwise expressly provided in this Section 3.1, the Escrow Agent may resign and be discharged from its duties hereunder at any time by giving notice of such resignation to the parties hereto specifying a date (not less than thirty (30) days after the date of receipt by the parties of such notice) when such resignation shall take effect. Upon such notice, a successor escrow agent shall be appointed with the mutual consent of the remaining parties, such successor escrow agent to become Escrow Agent hereunder upon the resignation date specified in such notice. If the parties are unable to agree upon a successor Escrow Agent within thirty (30) days after delivery of such notice, then anything to the contrary in Article II hereof notwithstanding, the Escrow Agent may deposit the Escrow Amount with a court of competent jurisdiction in the State of Delaware. In such event, the Escrow Agent shall have no further liability under this Escrow Agreement. The Escrow Agent shall continue to serve until its successor accepts the escrow and receives the Escrow Amount or the Escrow Amount is deposited in a court of competent jurisdiction in the State of Delaware. The parties (excluding the Escrow Agent) shall have the right at any time upon their unanimous consent to appoint a new escrow agent by giving notice thereof to the then-acting Escrow Agent.

     Section 3.2 Limitation of Duties. The duties and obligations of the Escrow Agent shall be determined solely by the express provisions of this Escrow Agreement. Except as otherwise expressly set forth herein, the Escrow Agent shall not be bound in any way by any other agreement or contract among any of the parties.

     Section 3.3 Reliance. The Escrow Agent may act in reliance upon any writing, instrument or signature which it in good faith believes to be genuine, may assume the validity and accuracy of any statement or assertion contained in such writing or instrument and may assume that any person purporting to give any writing, notice, advice or instructions in connection with the provisions hereof has been duly authorized to do so. The Escrow Agent shall not be liable in any manner for the sufficiency or correctness as to form, manner of execution, content or validity of any instrument deposited in escrow, nor as to the identity, authority or right of any person executing the same; and its duties hereunder shall be limited to the safekeeping of such certificates, moneys, instruments or other documents received by

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
it as such escrow holder, and for the disposition of the same in accordance with the terms of this Escrow Agreement.

     Section 3.4 Indemnification. Each party hereto jointly and severally agrees to indemnify and hold harmless the Escrow Agent from and against all claims, liabilities, losses, actions, suits or proceedings at law or in equity, or any other expenses, fees or charges of any character or nature, which the Escrow Agent may incur or with which the Escrow Agent may be threatened by reason of its acting as Escrow Agent under this Escrow Agreement and in connection therewith to indemnify the Escrow Agent against any and all expenses, including reasonable attorneys' fees of one firm and the cost of defending any action, suit or proceedings or resisting any claim under this Escrow Agreement. Notwithstanding the foregoing, it is specifically understood and agreed that in the event the Escrow Agent is determined to have acted in bad faith, gross negligence or willful misconduct in the exercise of its responsibilities hereunder or negligence in the handling of funds, the indemnification provisions of this Escrow Agreement shall to that extent not apply. Escrow Agent shall have a first lien against the Escrow Account to secure the obligations of the parties hereunder. The terms of this paragraph shall survive termination of this Escrow Agreement.

     Section 3.5 Parties Proceeding. If any two parties (considering EDNC and EDCC as a single party) shall be in disagreement about the interpretation of this Escrow Agreement, or rights or obligations hereunder, or the propriety of any action taken by the Escrow Agent hereunder, any one of the parties (including the Escrow Agent) may, in its discretion, commence a proceeding pursuant to Section 4.2 below to resolve said disagreement. The Escrow Agent shall be indemnified for all costs, including reasonable attorneys' fees, in connection with such proceeding, and shall be fully protected in suspending all or a part of its activities under this Escrow Agreement until an order or judgment is received.

     Section 3.6 Counsel. The Escrow Agent may consult with independent counsel of its own choosing and shall have full and complete authorization and protection for any action taken or suffered by it hereunder in good faith in accordance with the opinion of such counsel. The Escrow Agent shall otherwise not be liable for any mistakes of fact or error of judgment or for any acts or omissions of any kind unless caused by its gross negligence or willful misconduct.

     Section 3.7 Fees. The Escrow Agent shall be paid a fee of U.S. $2,000.00, which shall be paid 50% by EDNC and 50% by Kaiser. In addition, the Escrow Agent shall be reimbursed by the parties for all reasonable expenses, disbursements and advances incurred or made by the Escrow Agent in performance of its duties hereunder. Expenses, disbursements and advances shall be paid solely out of the Escrow Amount, on a quarterly basis. Escrow Agent shall have a first lien against the Escrow Account to secure the obligations of the parties hereunder. The terms of

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
this paragraph shall survive termination of this Escrow
Agreement.

                            ARTICLE IV
                          MISCELLANEOUS

     Section 4.1 Termination. This Escrow Agreement shall terminate upon the disbursement of all of the Escrow Amount pursuant to the terms hereof.

     Section 4.2  Governing Law and Dispute Resolution.

          (a) The construction and interpretation of this Agreement shall be governed by the internal laws of the State of Delaware, without regard to its conflicts of laws provisions.

          (b) The parties hereto hereby irrevocably submit to the jurisdiction of the United States District Court for the District of Delaware (or, if subject matter jurisdiction in that court is not available, in any state court located within the City of Wilmington, Delaware) over any dispute arising out of or relating to this Agreement or any of the transactions contemplated hereby and each party hereby irrevocably agrees that all claims in respect of such dispute or proceeding shall be heard and determined in such court. The parties hereby irrevocably waive, to the fullest extent permitted by applicable Law, any objection which they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum.

          (c) Each of the parties hereto hereby consents to process being served by any party to this Escrow Agreement in any suit, action or proceeding of the nature specified in subsection (b) above by mailing of a copy thereof in accordance with the provisions of Section 4.3 of this Escrow Agreement.

     Section 4.3 Notices. All notices, requests, demands and other communications made hereunder shall be in writing and shall be deemed duly given when delivered by overnight delivery or personally against receipt or on the third day after deposit with the post office by registered or certified mail, postage prepaid and return receipt requested, as follows, or to such other address or person as a party may hereafter designate by notice to the other party:


          Wilmington Trust Company
          Rodney Square North
          1100 North Market Street
          Wilmington, Delaware 19890-0001
          Attention:  Corporate Trust Department

     If to El Dorado Nitrogen and/or El Dorado Chemical:

          16 South Pennsylvania Avenue
          Oklahoma City, Oklahoma 73107
          Attention:  President

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
          With copies to:

          16 South Pennsylvania Avenue
          Oklahoma City, Oklahoma 73107
          Attention:  General Counsel

     If to Bayer:

          Bayer Corporation
          100 Bayer Road
          Pittsburgh, Pennsylvania 15205-9741
          Attention:  Barry Phillips, Ph.D.
                      Paul Berry, Esq.

          With copies to:

          Christopher B. Carson, Esq.
          Cohen & Grigsby, P.C.
          11 Stanwix Street
          Pittsburgh, Pennsylvania 15222

     Section 4.4 Amendments. This Escrow Agreement and the provisions hereof, may be amended or modified only by a written document specifically referring to this Escrow Agreement and signed by the parties hereto.

     Section 4.5 Entire Agreement. This Escrow Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral and written, among the parties hereto with respect to the subject matter hereof, except for the Global
Agreement.

     Section 4.6 Counterparts. This Escrow Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute but one and the same instrument. Facsimile copies of the signed original of this Agreement with originals to follow shall constitute execution of this Escrow Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Escrow Agreement to be executed and delivered on the date first-above written,

                                   EL DORADO CHEMICAL COMPANY



                                   By:________________________________
                                   Its:________________________________


                                   EL DORADO NITROGEN COMPANY,
                                   Construction Agent



                                   By:________________________________
                                   Its:________________________________


                                   WILMINGTON TRUST COMPANY
                                   As Escrow Agent:



                                   By:________________________________
                                   Its:________________________________


                                   BAYER CORPORATION



                                   By:________________________________
                                   Its:________________________________


                               8
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
                          EXHIBIT "B"

I.   DOCUMENTATION REQUIRED FOR TURNOVER TO EDNC BEFORE "INITIAL
     PRODUCTION OF ACID" DATE:

1.   Piping and Instrument (P&I) Diagrams   Fully updated, hand-
     corrected version.
2.   Hydrostatic Test Records
3.   Pneumatic Test Records
4.   Radiograph Reeder Sheets
5.   Welder Certifications
6. Authorized Inspector (AI) Report of Boiler Code Facilities (required before inspection by EDNC's insurer, see attached information from Arkwright on insurer's documentation requirements which also must be provided by ICF Kaiser)
7.   Grounding Test Records
8. Loop Check Sheets (Certain non-critical loops may be waived by EDNC to category II)
9.   Relief Valve Certifications
10.  List of Spare Parts Provided by ICF Kaiser
11.  Electrical Breaker Settings
12.  Preliminary Alarm and Trip Settings
13.  Logic Diagrams
14. Instrument Locations and Tag Numbers (Acceptable as part of P&I diagrams)
15. Letter from ICF Kaiser Attesting that all Required Certified Drawings are Available.
16.  Y2K Compliance Letters
17.  Operating Manuals
18.  Complete Set of Maintenance Manuals
19.  Completed Process Hazards Review Documentation as Required by OSHA
20.  Completed Pre-Start-Up Safety Review Documentation as Required by
     OSHA.

* Records must be submitted in a timely fashion to allow review by EDNC prior to "Initial Production of Acid" date.

II. Documentation Required for Turnover to EDNC by the later of "Final Acceptance" Date, or if such is impractical and not necessary for "Final Acceptance", by no later than June 1, 1999.

21.  "As Built" Drawings and Final P&I Diagrams (Paper and CAD versions)
22.  Three Dimensional Model of Phase 2 Facilities (current version)
23.  Piping Isometrics (all existing drawings)
24.  All Radiograph Records   Records must be complete (actual
     radiographs may be retained at ICF Kaiser or the Subcontractor)
25.  Weld Maps
26.  All Other Applicable Non-Destructive Examination (NDE)
     Documentation (to be determined)

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
         EXHIBT "B" CONTINUED

27. Instrument Calibration Records (or within 48 hours of subsequent tests)
28.  Punchlist (Final Status)
29.  Records of Initial Equipment Preparation (e.g. Alignment,
30.  Lubrication, Rotation, Test Records)
     Equipment Maintenance Procedures (if not included in maintenance manuals)
31.  Mil Test Reports (may be retained by Subcontractor)
32.  Final Alarm and Trip Settings
33.  Certified Equipment Drawings as required by Code
     Available Mil Thickness Reports on Protective Coatings (as available)
34.  Concrete and Masonry Compaction Reports (as available)
35.  "As-Built" Drawings for Field-Constructed Vessels such as Storage
36.  Tanks (including API certificates)
37.  PLC Final Documentation












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